EXHIBIT 5

                                   KUTAK ROCK                      ATLANTA
                                  A PARTNERSHIP                    KANSAS CITY
                       INCLUDING PROFESSIONAL CORPORATIONS         LITTLE ROCK
                                   SUITE 2900                      NEWPORT BEACH
                             717 SEVENTEENTH STREET                NEW YORK
                           DENVER, COLORADO 80202-3329             OKLAHOMA CITY
                                 (303) 297-2400                    OMAHA
                            FACSIMILE (303) 292-7799               PHOENIX
                                                                   PITTSBURGH
                           http://www.kutakrock.com                WASHINGTON
                                 March 11, 1998



Franchise Finance Corporation
  of America
17207 North Perimeter Drive
Scottsdale, Arizona  85255


         Re:      Registration Statement on Form S-3


Ladies and Gentlemen:

         We have acted as counsel to Franchise Finance Corporation of America, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 961,610 shares of common stock, $.01 par value per share (the "Common Stock"), which may be sold from time to time by the selling stockholder identified in the Company's Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission ("SEC") on or about March 11, 1998. Such registration statement and the related prospectus on file with the SEC at the time such registration statement becomes effective (including financial statements and schedules, exhibits and all other documents filed as a part thereof or incorporated therein) are herein called, respectively, the "Registration Statement" and the "Prospectus."

         In connection with this opinion, we have made such investigations and examined such records, including the Company's Second Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and corporate minutes as we deemed necessary to the performance of our services and to give this opinion. We have also examined and are familiar with the originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records and other instruments as we have deemed necessary for the preparation of this opinion. In expressing this opinion, we have relied, as to any questions of fact upon which our opinion is predicated, upon representations and certificates of the officers of the Company.

Franchise Finance Corporation
  of America
March 11, 1998
Page 2



          In giving this opinion, we assumed:

                  (a) the genuineness of all signatures and the authenticity and completeness of all documents submitted to us as originals;

                  (b) the conformity to originals and the authenticity of all documents supplied to us as certified, photocopied, conformed or facsimile copies and the authenticity and completeness of the originals of any such documents; and

                  (c) the proper, genuine and due execution and delivery of all documents by all parties to them and that there has been no breach of the terms thereof.

         Based upon the foregoing and subject to the qualifications set forth above, and assuming (i) that the Registration Statement has become effective under the Act; (ii) that all required actions are taken and conditions satisfied with respect to the issuance of the Common Stock as specified in the Prospectus; and (iii) consideration is received for the Common Stock, we are of the opinion that at the time the Common Stock is issued, the Common Stock will be legally issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the SEC promulgated pursuant thereto.

                                                 Very truly yours,

                                                 /s/ Kutak Rock

                                                 Kutak Rock